Exhibit 10.2

SECURITY AGREEMENT

dated as of

April 1, 2008

among

THORNBURG MORTGAGE INC.,

EACH OTHER LIEN GRANTOR PARTY HERETO,

EACH COUNTERPARTY PARTY HERETO,

and

CREDIT SUISSE SECURITIES (USA) LLC

as Collateral Agent

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS
Section 1.01.	Defined Terms	1
Section 1.02.	Interpretation	7

ARTICLE 2
SECURITY INTERESTS
Section 2.01.	Grant of Security Interest	7
Section 2.02.	Counterparties’ Special Rights as Secured Parties	8
Section 2.03.	Application of Cash Received in Respect Of Financing Agreements	9
Section 2.04.	Additional Obligations	11
Section 2.05.	Agreement Regarding the Liquidity Fund Account	11

ARTICLE 3
[RESERVED]

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

ARTICLE 5
COVENANTS OF THE COMPANIES

ARTICLE 6
REMEDIES UPON OVERRIDE TERMINATION EVENT

Section 6.01.	Remedies upon Override Termination Event	17
Section 6.02.	Application of Proceeds	19
Section 6.03.	Exercise Of Rights In Respect Of Mortgage Servicing Agreements	19

ARTICLE 7
THE COLLATERAL AGENT AND THE COUNTERPARTIES

Section 7.01.	Appointment of Collateral Agent	19
Section 7.02.	Sub-agents and Related Parties	20
Section 7.03.	Authority to Administer Collateral	21

Exhibit A	–	Form of Security Agreement Supplement
Exhibit B	–	Form of Monthly Servicing Report

Schedule I	–	Existing Mortgage Servicing Agreements

ii

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and dated as of April 1, 2008 by and among Thornburg Mortgage Inc. (“TMI” or a “Company”), Thornburg Mortgage Hedging Strategies, Inc. (“TMHS” or a “Company”), Thornburg Mortgage Home Loans, Inc. (“TMHL” or a “Company”; and together with TMI, TMHS and any other Person that becomes a Lien grantor hereunder pursuant to Section 8.11, collectively, the “Companies”), each entity designated on the signature pages hereto as a “Counterparty” (each a “Counterparty” and collectively, the “Counterparties”) and Credit Suisse Securities (USA) LLC, acting in its capacity as the collateral agent for the Counterparties (in such capacity, the “Collateral Agent”).

WHEREAS, the Counterparties, TMI and TMHS are parties to the Financing Agreements (as defined below), and prior to the date hereof, various defaults arose under the Financing Agreements, as a result of which certain of the Companies and the Counterparties entered into the Override Agreement (as defined below);

WHEREAS, the Override Agreement provides that certain of the existing terms of each of the Financing Agreements be overridden for the Override Period and contemplates, among other things, that the Companies will grant to each of the Counterparties and the Collateral Agent, for the benefit of the Counterparties, the security interest in the Collateral (as defined below) in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. (a) Terms defined in the Override Agreement and not otherwise defined in this Agreement have, as used herein, the respective meanings provided for therein.

(b) As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Authenticate	9-102
Certificated Security	8-102

Term	UCC
Control	8-106 & 9-106
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Financial Asset	8-102 & 103
Instrument	9-102
Location	9-307
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligation	9-102
Uncertificated Security	8-102

(c) As used herein, the following terms have the meanings specified below:

“Affiliate” shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. “control” as used in this definition means the power to direct the management and policies of such Person.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Lien grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.

“Collateral Accounts” means the Liquidity Fund Account, the Counterparty Excess Collateral Account, the Liquidity Fund Cash Account and the Counterparty Excess Collateral Cash Account.

“Collateral Securities Intermediary” means The Bank of New York or any other bank or broker-dealer designated by the Required Counterparties which is a Securities Intermediary.

“Control Agreement” means the Securities Account Control Agreement dated as of the date hereof among the Collateral Agent, TMI and the Collateral Securities Intermediary.

“Counterparty Excess Collateral Account” means securities account number 109636 established with the Collateral Securities Intermediary in the name “Thornburg-CS Excess Coll AC” subject to the terms and conditions set forth in this Agreement and the Control Agreement. References in this Agreement to the “Counterparty Excess Collateral Account” shall be deemed to include, as the context may require, the Counterparty Excess Collateral Cash Account.

“Counterparty Excess Collateral Cash Account” means deposit account number 109637 established with the Collateral Securities Intermediary in the name “Thornburg-CS Excess Coll Cash AC” subject to the terms and conditions set forth in this Agreement and the Control Agreement.

“Excess Interest Amount” means, in respect of any amount of interest received by any Secured Party in respect of any Financing Agreement Securities, the portion of such amount that is not applied to Payment Obligations pursuant to Sections 2(f) or 2(g) of the Override Agreement.

“Financing Agreement” means each Master Repurchase Agreement, Global Master Securities Lending Agreement and/or auction rate swap and other specified transaction under any ISDA Master Agreement with respect to which amounts are set forth for each Counterparty on Schedule I to the Override Agreement (including in each case each of the related agreements and corresponding confirmations thereunder and, for avoidance of doubt, excluding any agreements or transactions with respect to which amounts are not set forth on Schedule I to the Override Agreement).

“Financing Agreement Collateral” means all of each Company’s right, title and interest, whether now owned or hereafter acquired, in, under and to (i) all Financing Agreements and Financing Agreement Securities and all proceeds thereof, (ii) the Financing Agreement Collateral Accounts and all amounts and other assets from time to time held therein or credited thereto and (iii) any other collateral held by any Counterparty securing any Company’s obligations in respect of any Financing Agreement.

“Financing Agreement Collateral Accounts” means each of the collateral accounts maintained by any Counterparty securing any Company’s obligations in respect of any Financing Agreement.

“Financing Agreement Securities” means, with respect to any Financing Agreement, all cash, securities, loans and other assets purchased by or otherwise transferred or delivered to a Counterparty from a Company pursuant to such Financing Agreement, and all substitutions and replacements of such cash, securities, loans, instruments and other assets.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Liquidity Fund Account” means securities account number 109638 established with the Collateral Securities Intermediary in the name “Thornburg-CS Liquidity Fd AC” subject to the terms and conditions set forth in this Agreement and the Control Agreement. References in this Agreement to the “Liquidity Fund Account” shall be deemed to include, as the context may require, the Counterparty Excess Collateral Cash Account.

“Liquidity Fund Cash Account” means deposit account number 109639 established with the Collateral Securities Intermediary in the name “Thornburg-CS Liquidity Fd Cash AC” subject to the terms and conditions set forth in this Agreement and the Control Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Mortgage Servicing Agreements” means each mortgage loan servicing and sub-servicing agreement to which any Company is a party pursuant to which such Company is the owner of the related mortgage servicing rights or has the right to receive any payments related to mortgage servicing, including, without limitation, each servicing agreement and sale and service agreement set forth with respect to each Company on Schedule I.

“Obligations” means, collectively, (i) all obligations of the Companies to the Counterparties arising under or in connection with the Financing Agreements, (ii) all obligations of any Company to a Secured Party under any other Transaction Document and (iii) all other obligations or liabilities of the Companies to the Counterparties.

“Override Agreement” means the Override Agreement, dated as of March 17, 2008, by and among TMI, TMHS and each Counterparty.

“Permitted Liens” means the Liens created pursuant to the Transaction Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange,

assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Company against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“pro rata” means, on any date of determination, in accordance with each Counterparty’s share of the sum on such date of determination of (i) the repurchase prices under each Financing Agreement that is a repurchase agreement, (ii) the market value of the collateral posted by Counterparties under each Financing Agreement that is a securities lending agreement, and (iii) the amounts (if any) that would be payable to the Counterparties under each Financing Agreement that is a swap agreement pursuant to Section 6(e)(ii)(2)(A) of the ISDA Master Agreement for such Financing Agreement, as determined in accordance with the definition of “Exposure” in the Credit Support Annex forming a part thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective directors, officers and employees of such Person and such Person’s Affiliates.

“Required Counterparties” means, from time to time as applicable, the Counterparties entitled to payment of more than 50% of the aggregate amount of outstanding Payment Obligations in respect of all outstanding Financing Agreements, as determined in good faith by TMI, which determination shall be binding absent demonstrable error. Upon the written request of the Collateral Agent from time to time, TMI agrees to send to the Collateral Agent and the Counterparties a schedule of such aggregate amounts. Notwithstanding the foregoing, during the continuation of an Override Termination Event, the Collateral Agent may, at its election, determine the amount of outstanding Payment Obligations based on such information as it considers reasonable to use under the circumstances in its sole discretion.

“Required Terminating Counterparties” means, from time to time as applicable, the Counterparties that have terminated the Override Agreement with respect to themselves and are entitled to payment of more than 50% of the aggregate amount of outstanding Payment Obligations in respect of all outstanding Financing Agreements of Counterparties that have terminated the Override Agreement, as determined in good faith by TMI, which determination, subject to the last sentence of this definition, shall be binding absent demonstrable error. Upon the written request of the Collateral Agent from time to time, TMI agrees to send to the Collateral Agent and the Counterparties a schedule of such aggregate amounts. Notwithstanding the foregoing, the Collateral Agent may, at its election, determine the amount of outstanding Payment Obligations of such Counterparties based on such information as it considers reasonable to use under the circumstances in its sole discretion.

“Secured Parties” means, collectively, the Collateral Agent and the Counterparties.

“Security Agreement Supplement” shall mean any Security Agreement Supplement substantially in the form of Exhibit A hereto executed and delivered by a party that becomes a Company hereunder after the date hereof.

“Security Documents” means this Agreement, any Security Agreement Supplement, the Control Agreement and any other document, instrument or agreement executed in connection herewith.

“Servicing Records” shall mean all servicing files, papers and records relating to the servicing of any mortgage loan subject to any Mortgage Servicing Agreement.

“Sub-servicer” means Cenlar FSB, a federal savings bank.

“Sub-servicing Agreement” means any sub-servicing agreement to which any of the Companies is a party with a third party sub-servicer, including, without limitation (a) the Sub-Servicing Acknowledgement Agreement between TMHL and the Sub-Servicer, as sub-servicer, dated as of March 1, 2002; (b) the Sub-Servicing Agreement between the Sub-servicer and TMI dated as of February 22, 2000; and (c) the Sub-Servicing Acknowledgement Agreement between TMHL and the Sub-servicer dated as of August 1, 2007.

“Transaction Documents” means the Security Documents, the Override Agreement, all Financing Agreements and each other document, instrument and agreement executed by the Companies or any of them in connection herewith.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest created hereunder on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Warehouse Agreements” means (a) the Master Repurchase Agreement among Credit Suisse First Boston Mortgage Capital LLC, TMHL and TMI dated as of December 23, 2005; and (b) the Master Repurchase Agreement between Greenwich Capital Financial Products, Inc. and TMHL dated as of January 27, 2006.

Section 1.02. Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

ARTICLE 2

SECURITY INTERESTS

Section 2.01. Grant of Security Interest. (a) Each Company, in order to secure the Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of such Company, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i) the Collateral Accounts and all amounts and other assets, from time to time held therein or credited thereto;

(ii) all of the Companies’ rights from time to time in, under and to the Mortgage Servicing Agreements, Sub-Servicing Agreements and all Servicing Records, solely as the owner of the mortgage servicing rights or rights to receive any payments related to such mortgage servicing rights under such Mortgage Servicing Agreements;

(iii) the Financing Agreement Collateral; and

(iv) all Proceeds of the Collateral described in the foregoing clauses (i) through (iii).

With respect to each right to payment or performance included in the Collateral from time to time, the security interest granted herein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(b) Notwithstanding Section 2.01(a) or any other provision of this Agreement, (i) the Obligations shall not be secured by any mortgage servicing rights at such times and to the extent (but only at such times and to the extent) that a Lien in such rights has been granted pursuant to a Warehouse Agreement and (ii) until any Financing Agreement Collateral is applied pursuant to the third and fourth clauses of Section 2.03(b), no Counterparty other than the Counterparty holding such Financing Agreement Collateral shall have the right to exercise any rights or remedies with respect thereto.

(c) The security interests granted pursuant to this Agreement are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Company with respect to any of the Collateral or any transaction in connection therewith.

Section 2.02. Counterparties’ Special Rights as Secured Parties.

(a) Notwithstanding anything to the contrary herein or in any Financing Agreement, each Counterparty shall have the right to hold, and shall apply in accordance with Section 2(f) of the Override Agreement and Section 2.03, all Financing Agreement Securities, cash collateral, amounts owing by it to an applicable Company and any payments or distributions received, in each case under any Financing Agreement or in respect of any Financing Agreement Securities and all related Proceeds thereof until the date (in respect of such Counterparty, the “Turnover Date”) on which there shall have occurred (y) payment of all repurchase prices and satisfaction of all other Obligations under such Financing Agreement and (z) payment and satisfaction in full of all other Obligations of the Companies under any other Financing Agreement or other obligations and liabilities of any Company to such Counterparty or its Affiliates. After the Turnover Date in respect of any Counterparty, any cash, amounts payable or received by it in respect of any Financing Agreement and any remaining Financing Agreement Securities shall not be returned to the applicable Company but shall be delivered to the Collateral Securities Intermediary to be held directly, in the Counterparty Excess Collateral Account, for distribution in accordance with Section 2.03. Any such cash, amounts payable or received by a Counterparty in respect of any Financing Agreement, and any remaining Financing Agreement Securities, not yet delivered to the Collateral Security Intermediary by such

Counterparty after the occurrence of the Turnover Date with respect to such Counterparty, shall be held in trust by such Counterparty for the benefit of the Collateral Agent and the other Secured Parties.

(b) Each Counterparty shall have the right, at any time and at its option, to register in its own name or in the name of a nominee any Financing Agreement Securities held by it but currently registered in the name of a Company, and such Company shall promptly deliver any instruments of transfer that may be required to effectuate such re-registration.

(c) During the term of this Agreement, each Company agrees that if it receives Proceeds of any kind in respect of any Financing Agreement Securities subject to any Financing Agreement, it shall immediately deliver such Proceeds to the applicable Counterparty, and such Counterparty shall, after application of such Proceeds pursuant to Section 2(f) of the Override Agreement and Section 2.03, deliver such Proceeds to the Collateral Securities Intermediary for deposit into the Counterparty Excess Collateral Account.

(d) Notwithstanding anything in this Section 2.02 to the contrary, so long as no Override Termination Event shall have occurred and be continuing, each Counterparty (prior to the Turnover Date with respect to such Counterparty) shall remit the Excess Interest Amount (after application of any portion thereof as may be permitted by setoff, netting or other similar provision of any agreement that is not a Financing Agreement between such Counterparty or an Affiliate and TMI or an Affiliate) to TMI on the first Business Day immediately following the receipt of any interest in respect of any Financing Agreement Securities held by such Counterparty.

Section 2.03. Application of Cash Received in Respect Of Financing Agreements. (a) During the Override Period, any cash received from time to time by any Counterparty in respect of Financing Agreement Securities, whether from payments thereon or Proceeds of sale thereof (each such amount being a “Cash Collection Amount”), shall, notwithstanding anything to the contrary in any Financing Agreement, be applied by such Counterparty as follows:

(i) an amount equal to such Cash Collection Amount minus the Excess Interest Amount, to the payment of Payment Obligations in respect of any Financing Agreement of such Counterparty that is required by the Override Agreement to be paid during the Override Period, and

(ii) the Excess Interest Amount (after application of any portion thereof as may be permitted by setoff, netting or other similar provision of any agreement that is not a Financing Agreement between such Counterparty or an Affiliate and TMI or an Affiliate), to TMI.

(b) On and after the date of termination of the Override Period with respect to any Counterparty upon the occurrence of an Override Termination Event, any Cash Collection Amount received by such Counterparty shall, notwithstanding anything to the contrary in any Financing Agreement, be applied in the following order:

First, to Payment Obligations in respect of each Financing Agreement in the following order: (A) to the payment of all fees and expenses required to be paid in accordance with such Financing Agreement, (B) if such Financing Agreement has not been terminated, to cover any margin or collateral deficiencies under such Financing Agreement, (C) if such Financing Agreement has not been terminated, to the payment of interest or like amounts accrued under such Financing Agreement to the date of such payment, (D) (i) if such Financing Agreement is a repurchase agreement, to the payment of the repurchase price under such Financing Agreement, (ii) if such Financing Agreement is a securities lending agreement, to the payment of the market value of the equivalent collateral that would be required to be redelivered under such securities lending agreement, and (iii) if such Financing Agreement is a swap agreement, to the payment of any other amount due under Section 2 or Section 6(e) of the related ISDA Master Agreement, and (E) to the payment of all other Payment Obligations, in each case until such Financing Agreement is paid in full;

Second, to the payment of any other obligations and liabilities of the Companies to such Counterparty or its Affiliates (other than obligations or liabilities under such Financing Agreement owing by any Company to such Counterparty);

Third, with respect to all other Financing Agreements to which the Counterparty under such Financing Agreement (or any Affiliate of such Counterparty) is not a party, to the Collateral Securities Intermediary for deposit into the Counterparty Excess Collateral Account for distribution to the other Counterparties, pro rata, for application by each such Counterparty in accordance with clauses first and second above;

Fourth, the balance shall be retained as Collateral in the Counterparty Excess Collateral Account.

The Counterparty under such Financing Agreement shall deliver any amount not applied pursuant to clauses first and second above to the Collateral Securities Intermediary to be held in or credited to the Excess Counterparty Collateral Account, and the Collateral Agent shall apply such amount pursuant to clauses third and fourth of this Section 2.03(b).

Section 2.04. Additional Obligations. (a) No payments shall be made to any Counterparty pursuant to the third clause of Section 2.03(b) in respect of obligations and liabilities under any agreement other than any Financing Agreement unless such Counterparty shall have delivered a certificate to TMI, the Collateral Agent and the other Counterparties specifying the nature and the amount of the obligations owing to it by the Companies under such agreement.

(b) The Collateral Agent may at any time from time to time, and shall prior to the distribution of the Counterparties of any amounts from the Counterparty Excess Collateral Account, in order to determine the proper allocation of any balance on deposit in the Counterparty Excess Collateral Account, request the Counterparties to submit certificates to TMI and the Collateral Agent identifying amounts owing by the Companies to each such Counterparty at such time.

Section 2.05. Agreement Regarding the Liquidity Fund Account. The Collateral Agent agrees with the Companies that the Collateral Agent will not issue a Notice of Exclusive Control (as defined in the Control Agreement) with respect to the Liquidity Fund Account or any financial assets held therein or credited thereto prior to receipt by the Collateral Agent from a Counterparty of a written request to issue such notice and a statement that one of the following events has occurred:

(i) an Override Termination Event or an event that, with the giving of notice or the lapse of time or both, would constitute an Override Termination Event (which, for purposes of this Section 2.05, shall include any action that, in the reasonable opinion of a Counterparty, would cause the aggregate market value of the assets held in or credited to the Liquidity Fund Account to be less than $350,000,000); or

(ii) (x) TMI has delivered an instruction to the Collateral Securities Intermediary without the certification required by the provisos of Sections 3 and 4 of Article III of the Control Agreement or (y) any representation or certification made or deemed made by or on behalf of TMI in connection with any instruction or entitlement order delivered by TMI to the Collateral Securities Intermediary in connection with any investment of assets held in or credited to any Collateral Account has proven to have been materially incorrect when made or deemed made.

The parties agree that the agreement contained in the foregoing sentence is solely an agreement between the Collateral Agent and the Companies and shall not affect the obligations of the Collateral Securities Intermediary under the Control Agreement.

ARTICLE 3

[RESERVED]

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each of the Companies hereby represents and warrants, such representation and warranty being made solely on its own behalf and as to its own business, operations and assets, that:

(a) Such Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Such Company has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any lien other than Permitted Liens.

(c) This Agreement is a valid and binding agreement of such Company in accordance with its terms. Such Company has not performed any acts that might prevent the Collateral Agent or a Counterparty from enforcing any of the provisions of the Transaction Documents or that would limit the Collateral Agent or a Counterparty in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Company is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens.

(d) The security interests created hereby (i) have been validly created, (ii) will attach to each item of the Collateral on the date hereof (or, if such Company first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Obligations.

(e) Other than Permitted Liens, no Person has (or, in the case of after-acquired Collateral, at the time the Companies or any of them acquires rights therein, will have) any right, title, claim or interest (by way of lien or otherwise) in, against or to the Collateral and, in any event, the Counterparties and the Collateral Agent for the benefit of the Counterparties have (or will have) a perfected, security interest on such Collateral.

(f) Schedule I hereto contains a complete and correct list of all Mortgage Servicing Agreements under which any Company is the owner of the mortgage servicing rights.

(g) The definition of “Sub-servicing Agreement” contains a complete and correct list of the agreements with any third-party sub-servicer to which any Company is a party or under which any Company is obligated to any third party sub-servicer to make payments in respect of the sub-servicing of any mortgage loans.

(h) All written information heretofore, herein or hereafter supplied to the Collateral Agent or any Counterparty by or on behalf of the Companies or any of them with respect to the Collateral or the Transaction Documents, as updated or corrected from time to time, is or will be accurate and complete in all material respects.

(i) Upon (i) the filing of a UCC financing statement in proper and appropriate form in the relevant filing office with respect to any Company, to the extent that the security interest granted hereunder in the Collateral of such Company may be perfected by filing a UCC financing statement, and (ii) the taking of possession in the case of Collateral with respect to which a security interest may be perfected through possession, such security interest will constitute a perfected security interest in such Collateral. Upon execution and delivery of the Control Agreement the security interest of the Collateral Agent for the benefit of the Secured Parties with respect to the Collateral Accounts shall be perfected by Control.

(j) Each Company represents that it has delivered to each Counterparty under any Financing Agreement all originals of the respective Financing Agreement Securities (other than Financing Agreement Securities that are in book-entry form) and, if such Financing Agreement Securities are in the form of certificated securities or notes, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed.

(k) The Companies are the only Persons who own the servicing rights with respect to mortgage loans subject to the Mortgage Servicing Agreements (other than the Sub-servicing Agreements), and no Person other than the applicable Company, as servicer, and the Sub-servicer has been granted or conveyed the right to service such mortgage loans or receive any consideration in connection therewith.

(l) The Location of TMI is the State of Maryland and the Location of each of TMHS and TMHL is the State of Delaware. The name of each Company party hereto on the date hereof is correctly stated in the preamble of this Agreement.

ARTICLE 5

COVENANTS OF THE COMPANIES

(a) Each of the Companies hereby agrees, such agreement being made solely on its own behalf and as to its own business, operations and assets:

(i) (x) to procure, execute, deliver and file from time to time, as applicable, any endorsements, stock powers, assignments, financing statements and other writings reasonably deemed necessary by a Counterparty or the Collateral Agent to perfect, maintain and protect the security interest of such Counterparty and the Collateral Agent in the Collateral to which such Company has title and the priority thereof, (y) to deliver promptly to the Collateral Securities Intermediary all originals of any Financing Agreement Securities held by such Company in the form of certificated securities or notes that become required to be deposited in the Collateral Accounts, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Securities Intermediary and (z) at the request of the Collateral Agent, deliver to the Collateral Agent within ten Business Days from the date of such request written evidence of the consent of any third party required under any Mortgage Servicing Agreement for the assignment to the Secured Parties of mortgage servicing rights of any Company under such Mortgage Servicing Agreement;

(ii) at the reasonable request of the Collateral Agent, to place on each of its records pertaining to the Collateral, a legend, in form and content reasonably satisfactory to the Collateral Agent, as applicable, indicating that a security interest in such Collateral has been granted to the Collateral Agent for the benefit of the Counterparties;

(iii) to keep the Collateral insured against loss, damage, theft, and other risks customarily covered by insurance in accordance with its current policies and procedures, and such other risks as the Collateral Agent may reasonably request;

(iv) subject to the terms of this Agreement and the Override Agreement, to do all acts that a prudent investor would deem necessary or desirable to maintain, preserve and protect the Collateral;

(v) not knowingly (after due inquiry) to use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, the Override Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering such Collateral;

(vi) to pay (or require to be paid) prior to their becoming delinquent all taxes, assessments, insurance premiums, charges, encumbrances, and liens now or hereafter imposed upon or affecting any Collateral, except where covered by an adequate bond or insurance reasonably satisfactory to the Collateral Agent or where being contested in good faith by appropriate proceedings and for which provision is made to the reasonable satisfaction of the Collateral Agent for the payment thereof in the event the Companies or any of them are found by the final determination of a court of competent jurisdiction to be obligated to pay such taxes, assessments, insurance premiums, charges, encumbrances or liens;

(vii) to notify the Collateral Agent, in writing, not less than 30 days before any change in the name, identity or structure (through merger, consolidation or otherwise), or jurisdiction of organization, of any of the Companies shall occur;

(viii) subject to the Override Agreement, to appear in and defend, at the Companies’ cost and expense, any action or proceeding which may affect its title to or the Counterparties’ interest, or the Collateral Agent’s interest for the benefit of the Counterparties, in the Collateral; and

(ix) to keep accurate and complete records of the Collateral and to provide the Collateral Agent with such records and such reports and information relating to such Collateral as may be reasonably required by any Secured Party, and in any event to deliver to each Counterparty a copy of each monthly statement provided to TMI pursuant to the Control Agreement promptly after receipt thereof by TMI.

(b) Unless an Override Termination Event shall have occurred and be continuing, each Company will have the right, but only to the extent the Company has such rights under the Financing Agreements, from time to time, to vote and to give consents, ratifications and waivers with respect to any pledged Financing Agreement Security in the Collateral Accounts, and the Collateral Agent will, upon receiving a written request from such Company, deliver to such Company or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such pledged Financing Agreement Security in the form of a Security that is registered in the name of the Collateral Agent or its nominee, in each case as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

(c) Subject to Article 6 and the terms of the Override Agreement, if an Override Termination Event shall have occurred and be continuing, the Collateral Agent will have the right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to any pledged Financing Agreement Security in the Collateral Accounts, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Company will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right. The Collateral Agent shall not be required to exercise such right to vote, to give consents, ratifications and waivers and/or to take any other action with respect to such Collateral unless and until it receives written direction from the Required Counterparties to do so.

(d) Within 26 calendar days after the end of each calendar month or, if the 26th day is not a Business Day, on the next succeeding Business Day, the Companies shall provide each Secured Party a servicing portfolio report detailing the aggregate delinquency status of all mortgage loans related to any of the Mortgage Servicing Agreements being serviced by the Companies and the Sub-servicer and such other reports regarding servicing as may reasonably be requested by any Secured Party (including a key performance indicators report, which shall be prepared in a manner consistent with current investor reporting and shall include, among other things, to the extent consistent with current practice or as agreed upon, details as to delinquency, foreclosures, cumulative loss, rates of reperformance, modification and prepayments and historical data for comparison purposes). All such reports shall be in substantially the form of Exhibit B.

(e) The Companies shall obtain on a monthly basis and maintain information on all mortgage loans and securities that serve as collateral security hereunder, including, but not limited to, monthly whole loan files, trustee reports for each of the securities and other reports currently prepared by the Companies, which shall be in form and substance reasonably satisfactory to the Counterparties. The Companies shall make such information available for review and duplication upon the reasonable request of each Secured Party.

(f) The Companies shall permit each Secured Party and its professionals, during regular business hours and upon reasonable notice, to visit and inspect the premises of the Companies, meet with representatives of the Companies, review all books and records of the Companies and conduct examinations of the collateral (or reference securities) for the relevant Financing Agreements at the Companies’ expense (any such out-of-pocket costs incurred by the Secured Parties to be reasonable); provided that prior to the occurrence of an Override Termination Event, the Secured Parties, collectively, shall exercise the right to such inspections and examinations not more often than once every four months.

(g) No Company will create or permit to exist any Lien on any property constituting Collateral under the Transaction Documents, except for Permitted Liens.

ARTICLE 6

REMEDIES UPON OVERRIDE TERMINATION EVENT

Section 6.01. Remedies upon Override Termination Event. (a) Upon the occurrence of an Override Termination Event or a breach by a Company of its obligations under the Security Documents, and subject to the Override Agreement, each Counterparty shall have all of the rights and remedies under its Financing Agreements and, with respect to the related Financing Agreement Securities and Proceeds thereof, including in respect of its applicable Financing Agreement Collateral Accounts, as secured party under the UCC and applicable law and equity. In addition and, to the extent applicable, subject to Sections 2.01(b)(ii) and 2.03 and the Override Agreement, the Collateral Agent shall, at the request and direction of the Required Terminating Counterparties (which request and direction must be in writing), without notice to or demand upon the Companies (except to the extent required by applicable law): (i) foreclose or otherwise enforce the Collateral Agent’s security interest for the benefit of the Counterparties in the Collateral in any manner permitted by law or provided for hereunder (to the extent permitted by law); (ii) sell or otherwise dispose of the Collateral or any part thereof at one or more public or private sales in a commercially reasonable manner, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery and without assumption of any credit risk, on such terms and in such manner as the Collateral Agent may determine; (iii) require the Companies to assemble the Collateral or books and records relating thereto and make such available to the Collateral Agent at a place to be designated by the Collateral Agent reasonably convenient to the Companies and the Collateral Agent; (iv) enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with judicial process (or without judicial process where permitted by law) and without a breach of the peace; (v) prior to the disposition of the Collateral, prepare it for disposition in any commercially reasonable manner and to the extent the Collateral Agent deems appropriate; and (vi) exercise all such other rights and remedies with respect to the Collateral as are available under the UCC and are otherwise available at law or in equity. The Collateral Agent may sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the Obligations, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory. Each purchaser at any such sale or other disposition shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of any of the Companies, and the Companies specifically waive (to the extent permitted by law) all rights of redemption, which they have or may have under any rule of law or statute now existing or hereafter adopted. The Collateral Agent shall distribute all proceeds that it receives from the exercise of its rights and remedies under this Agreement on behalf of the Counterparties to the Counterparties in accordance with Section 6.02. Notwithstanding anything contained herein, no Counterparty may individually exercise rights in respect of any Collateral other than, prior to satisfaction in full of the Obligations of the Companies to such Counterparty or its Affiliates, such Collateral consisting of its Financing Agreement, Financing Agreement of an Affiliate of such Counterparty, any Financing Agreement Securities related to any of the foregoing, all Proceeds relating to any of the foregoing or the Financing Agreement Collateral Account of such Counterparty or that of any of its Affiliates.

(b) Each Company recognizes that the Collateral Agent may not choose to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained (x) in the Securities Act of 1933, as amended, as now or hereafter in effect, or (y) in applicable Blue Sky or other state securities laws, as now or hereafter in effect, and may resort to one or more sales that are exempt from registration to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Company agrees that sales that are exempt from registration so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at sales pursuant to a registration statement, and that the Secured Parties have no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for a sale pursuant to a registration statement under such applicable securities laws. Each Company agrees that sales that are exempt from registration made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In addition to the foregoing and without limitation, each Company agrees that the Collateral Agent’s ability to effect a sale of some or all of the mortgage servicing rights or rights to receive any payments related to such mortgage servicing rights will be affected by the condition (including the accuracy and completeness) of the related Servicing Records, the outstanding advances associated with such mortgage servicing rights (including both principal and interest advances as well as corporate advances) and the existence of any delinquent taxes on the related mortgage loans. Each Company agrees that the prices and other terms of any such sales may be adversely affected based on each of the foregoing considerations, and that the Secured Parties have no obligation to delay the sale of any such Collateral for the period of time necessary to permit the related Company to clean up the related Servicing Records or document the reasonability of the outstanding advances. Each Company agrees that sales where the Servicing Records are not entirely complete or accurate and where advances may or may not be outstanding under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

Section 6.02. Application of Proceeds. Any cash received from any sale by the Collateral Agent of, or other realization by the Collateral Agent upon, any Collateral shall be applied as follows:

(a) First, to any expense and fee amounts then payable to the Collateral Agent in accordance with Section 7.09;

(b) Second, to the Counterparties pro rata, to be applied in accordance with clauses first, second and third of Section 2.03(b) until all Obligations have been paid in full; and

(c) Third, to the Companies.

Section 6.03. Exercise Of Rights In Respect Of Mortgage Servicing Agreements. In addition to its rights under Section 6.01, upon the occurrence of an Override Termination Event:

(a) The Collateral Agent shall have the right to exercise all rights of the Companies, solely as the owner of the mortgage servicing rights or rights to receive any payments related to such mortgage servicing rights, in respect of any and all Mortgage Servicing Agreements and Sub-servicing agreements, subject to the terms of those agreements.

(b) No Company shall (i) employ any sub-servicers (other than the Sub-servicer or Affiliates thereof) to service mortgage loans subject to any Mortgage Servicing Agreement, (ii) amend, modify, terminate or waive its rights under any Mortgage Servicing Agreement or Sub-servicing Agreement, except to comply with any rating agency requirements if failure to comply with such requirements would result in a downgrade of securities backed by the mortgage loans serviced under the Mortgage Servicing Agreement or the Sub-servicing Agreement or (iii) agree to the increase of any fee or other charges payable to the Sub-servicer under the Sub-servicing Agreement, in each case, without the prior written consent of the Required Counterparties, such approval not to be unreasonably withheld or delayed.

ARTICLE 7

THE COLLATERAL AGENT AND THE COUNTERPARTIES

Section 7.01. Appointment of Collateral Agent. Subject to the rights of each Counterparty under Section 2.02 and without limiting the priority,

distribution and other rights granted under the terms of the Override Agreement, each Counterparty hereby irrevocably appoints the Collateral Agent as the agent for such Counterparty under this Agreement and the other Security Documents and to act as agent, bailee and custodian for the exclusive benefit of the Counterparties, with respect to the Collateral and the products and Proceeds thereof, and each Counterparty hereby irrevocably authorizes the Collateral Agent, as the agent for such Counterparty, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated thereto by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent hereby accepts such appointment and agrees to maintain and hold all Collateral at any time delivered to it as agent, bailee and custodian for the exclusive benefit of the Counterparties (or, in the case of Section 6.01, the Required Terminating Counterparties). The Collateral Agent is acting and will act with respect to Collateral for the exclusive benefit of the Counterparties and is not, and shall not at any time in the future be, subject with respect to Collateral in any manner or to any extent to the direction or control of the Companies or any of them except as expressly permitted hereunder and under the other Transaction Documents or as directed, in writing, by the Required Counterparties (or, in the case of Section 6.01, the Required Terminating Counterparties). The Collateral Agent agrees to act in accordance with this Agreement and the Override Agreement. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Override Termination Event has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Counterparties (or, in the case of Section 6.01, the Required Terminating Counterparties), and (iii) except as expressly set forth in any Security Document, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Collateral that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Lien purported to be created by the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Override Termination Event unless and until written notice thereof is given to the Collateral Agent by a Company or a Secured Party.

Section 7.02. Sub-agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 7.04 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

Section 7.03. Authority to Administer Collateral. Each Company irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Company, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Companies’ expense, to the extent permitted by law to exercise, at any time and from time to time while an Override Termination Event shall have occurred and be continuing, with respect to the Collateral, all or any of the following powers with respect to all or any of such Company’s Collateral:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof,

(d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto; and

(e) to exercise all rights of the Companies, solely as the owner of the mortgage servicing rights or rights to receive any payments related to such mortgage servicing rights, under any Mortgage Servicing Agreement and any Sub-servicing Agreement;

provided that, except in the case of Collateral that threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Company at least one Business Day’s prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

Section 7.04. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

Section 7.05. Information as to Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Obligations or Payment Obligations and whether an Obligation is contingent or not, or whether any action has been taken under any Financing Agreement (and subject in the case of the Required Counterparties and Required Terminating Counterparties to the definitions thereof), the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Counterparties, the Obligations owing to them and actions taken by them, (ii) any Secured Party for information (including, without limitation, any information delivered pursuant to Section 2.04(b)) as to the Obligations owing to it and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records, and (iii) the Companies, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

Section 7.06. Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

Section 7.07. Copies of Certain Notices. Within two Business Days after it receives or sends any notice referred to in this Section 7.07, the Collateral Agent shall send to each Counterparty copies of any notice given by the Collateral Agent to any Company, or received by it from any Company, the Required Counterparties or any Counterparty, pursuant to Article 6 or Section 7.05.

Section 7.08. Successor Collateral Agent. Subject to the provisions set forth in this Section 7.08, the Collateral Agent may resign at any time upon 45 days’ notice to the Counterparties and the Companies. Upon any such resignation, the Required Counterparties shall have the right, in consultation with TMI, to appoint a successor reasonably acceptable to the Companies. If no successor shall have been so appointed by the Required Counterparties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Counterparties, appoint a successor Collateral Agent, which shall be a bank or broker-dealer with an office in New York, New York or an Affiliate of any such bank or broker-dealer. If no successor agent has accepted appointment as Collateral Agent by the date that is 45 days after the date of a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nonetheless thereupon become effective and the Counterparties or a nominee selected by them shall perform all of the duties of Collateral Agent hereunder and under the other Transaction Documents (as applicable) until such time, if any, as the Required Counterparties appoint a successor agent as provided for above. Upon the acceptance of its appointment as Collateral Agent hereunder and under the other Security Documents by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and thereunder. The fees payable by the Companies to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Companies and such successor. After the Collateral Agent’s resignation hereunder and under the other Security Documents, the provisions of this Section 7 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

Section 7.09. Fees and Expenses; Indemnification. (a) TMI will forthwith upon demand pay to the Collateral Agent:

(i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Liens created under the Security Documents or to free any Collateral from any other Lien thereon;

(ii) the amount of any and all reasonable out of pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any security interest created under the Security Documents, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents;

(iii) a fee of 0.1875% of (x) the current face value of each security sold pursuant to Article 6 and (y) the proceeds received from the sale of any Collateral described in Section 2.01(a)(ii); and

(iv) no later than April 2, 2008, a collateral administration fee of $25,000.

(b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, TMI will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

(c) The Companies shall jointly and severally indemnify the Collateral Agent (and any sub-agent thereof), each Counterparty, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities (including, without limitation, any liability incurred pursuant to Section 7.03 and any indemnification obligation to the Collateral Securities Intermediary under the Control Agreement) and related expenses (including without limitation, the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by a Company arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Transaction Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Company, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(d) To the extent that the Companies for any reason fail to pay any amount required under subsection (a), (b) or (c) of this Section 7.09 to be paid by them to the Collateral Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Counterparty agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, its pro rata share of such unpaid amount.

(e) To the fullest extent permitted by applicable law, no Company shall assert, and each Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document, any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(f) All amounts due under this Section shall be payable not later than ten Business Days after demand therefor. Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2% plus the rate announced from time to time by the Collateral Agent or its affiliated Counterparty (or any bank reasonably selected by the Collateral Agent) as its prime rate.

Section 7.10. Rights As Counterparty. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Counterparty as any other Counterparty and may exercise the same as though it were not the Collateral Agent and the term “Counterparty” or “Counterparties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Companies or their Affiliates as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Counterparties.

ARTICLE 8

MISCELLANEOUS

Section 8.01. Binding upon Successors. This Agreement is for the benefit of the Secured Parties. If all or any part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred in a manner permitted by the Override Agreement, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation; provided that unless the Collateral Agent has consented to such assignment (which consent shall not be unreasonably withheld), the assigning Secured Party shall remain responsible to the Collateral Agent hereto for the performance of its obligations under Section 7.09(d). This Agreement shall be binding on the Companies and the Secured Parties and their respective successors and assigns.

Section 8.02. Entire Agreement; Severability. This Agreement, the Override Agreement and the other Transaction Documents to which the Collateral Agent is a party, and all exhibits, schedules, annexes thereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior discussions, understandings, agreements and negotiations among the parties hereto with respect to such transactions. All waivers by the Companies provided for in this Agreement have been specifically negotiated by the parties with full cognizance and understanding of their rights. If any of the provisions of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly. This Agreement may be modified and amended only by a written instrument duly executed by the parties hereto.

Section 8.03. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to principles of conflict of laws other than Section 5-1401 of the New York General Obligations Law.

Section 8.04. Notices. Any written notice, consent or other communication provided for in this Agreement shall be delivered or sent as provided in the Override Agreement. The address of the Collateral Agent for notice purposes is:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: Bruce Kaiserman

Telephone: (212) 538-1962

Facsimile: (917) 326-7936

Email: bruce.kaiserman@credit-suisse.com

copy to: Lawrence Young

Telephone: (212) 325-1866

Facsimile: (917) 326-8022

Email: lawrence.young@credit-suisse.com

Section 8.05. Defeasance. (a) Subject to the Override Agreement, if (i) all Obligations of the Companies secured hereby shall have been fully and indefeasibly paid, performed, released or otherwise satisfied or discharged, or (ii) the Override Agreement has expired as provided in Section 1(a) thereof or has been terminated pursuant to Section 1(b) thereof, and, in each case, the

Compliance Requirements have been satisfied, the security interests created hereunder shall terminate and the Collateral Agent shall promptly deliver any Collateral then held by it as directed by the Override Agreement, or if the Override Agreement has been terminated, the Companies. Subject to the immediately preceding sentence, the Collateral Agent agrees to transmit all Collateral delivered pursuant to this Section 8.05 as directed by the Companies at the Companies’ expense, and, upon written request by the Companies, to execute and endorse such instruments of transfer or release as the Companies shall reasonably request.

(b) The Counterparties hereby irrevocably authorize the Collateral Agent to release any security interest created hereunder on any Collateral that is sold or to be sold as part of or in connection with any sale permitted under the Override Agreement to any Person other than any of the Companies provided that Collateral Agent shall not be required to release such security interest until the Companies certify to Collateral Agent, with a copy to each Counterparty, that the sale or disposition is being made in compliance with the Override Agreement (and the Collateral Agent may rely conclusively on any such certificate without further inquiry).

(c) Upon the release of any Collateral in accordance with this Section 8.05, the Collateral Agent or the relevant Counterparty, as applicable, will, at the expense of the relevant Company, execute and deliver to such Company (or such other Person as such Company shall request) such documents as such Company shall reasonably request to evidence the release of such Collateral.

Section 8.06. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 8.07. Conflicts Between Documents. This Agreement shall be subject to the terms of the Override Agreement. In the event that there exist any explicit inconsistencies or direct conflicts between the terms and provisions of the Financing Agreements or this Agreement and the terms and provisions of the Override Agreement, the terms and provisions of the Override Agreement shall control.

Section 8.08. Jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto irrevocably and unconditionally agrees that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement (including specific performance) of any judgment rendered in any such action, suit or proceeding, shall be brought in the federal district court or appropriate state court in each case located within the State of New York and

County of New York. By its execution and delivery of this Agreement, each of the parties hereto irrevocably accepts and submits itself to the jurisdiction of the federal and state courts in each case located within the State of New York and County of New York for such purposes.

Section 8.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FROM ANY COUNTERCLAIM THEREIN.

Section 8.10. Section Headings and Defined Terms. Nothing in this Agreement, including, without limitation, the Section headings and defined terms set forth herein, shall have any bearing on the characterization of any agreement or qualification of any agreement for the protections afforded in sections 555-561 of the Bankruptcy Code. This Agreement is intended to constitute an arrangement related to each “Repurchase Agreement,” “Swap Agreement,” or “Securities Contract” as applicable, and the transactions thereunder, each as defined under section 101 of the Bankruptcy Code. Nothing in this Agreement shall be construed or deemed to affect, impair or interfere with the rights of any Counterparty to exercise any and all rights pursuant to sections 555-561 of the Bankruptcy Code.

Section 8.11. Additional Lien Grantors. Each Company shall cause each subsidiary of such Company that after the date hereof acquires any mortgage servicing rights or becomes a party as an owner of servicing rights to any Mortgage Servicing Agreement to, within five Business Days from the occurrence of any such event, become a party to this Agreement by executing and delivering to the Collateral Agent a Security Agreement Supplement together with such other documents as the Collateral Agent may reasonably require in connection therewith. Upon the delivery of such Security Agreement Supplement, such subsidiary shall be a Lien grantor hereunder and a “Company” for all purposes under this Agreement.

Section 8.12. Obligations Unconditional. The obligations of each Company under this Agreement shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any other Company or any other Person under any Transaction Document, by operation of law or otherwise;

(b) any modification or amendment of or supplement to any Transaction Document;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any other Company or any other Person under any Transaction Document;

(d) any change in the corporate existence, structure or ownership of any other Company or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Company or any other Person or any of their assets or any resulting release or discharge of any obligation of any other Company or any other Person under any Transaction Document;

(e) the existence of any claim, set-off or other right that such Company may have at any time against any other Company, any Secured Party or any other Person, whether in connection with the Transaction Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against any other Company or any other Person for any reason of any Transaction Document, or any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by any other Company or any other Person; or

(g) any other act or omission to act or delay of any kind by any other Company, any other party to any Transaction Document, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (g), constitute a legal or equitable discharge of or defense to any obligation of any Company hereunder.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

LIEN GRANTORS:

THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President & Chief Executive Officer

THORNBURG MORTGAGE HEDGING STRATEGIES, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	Chairman

THORNBURG MORTGAGE HOME LOANS, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	Chairman

COLLATERAL AGENT:

CREDIT SUISSE SECURITIES (USA) LLC, as Collateral Agent

By:	/s/ Bruce S. Kalserman
Name:	Bruce S. Kalserman
Title:	Managing Director

COUNTERPARTIES:

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Ronald Weibye
Name:	Ronald Weibye
Title:	Managing Director

ROYAL BANK OF SCOTLAND PLC acting through its agent GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Ronald Weibye
Name:	Ronald Weibye
Title:	Managing Director

GREENWICH CAPITAL DERIVATIVES INC., acting through its agent GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Ronald Weibye
Name:	Ronald Weibye
Title:	Managing Director

BEAR STEARNS INVESTMENT PRODUCTS INC.

By:	/s/ Paul Friedman
Name:	Paul Friedman
Title:	Authorized Signatory

CITIGROUP GLOBAL MARKETS LIMITED acting through its intermediating agent CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Sanjay V. Reddy
Name:	Sanjay V. Reddy
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Marisa Scauzillo
Name:	Marisa Scauzillo
Title:	Vice President

CREDIT SUISSE INTERNATIONAL

By:	/s/ Marisa Scauzillo
Name:	Marisa Scauzillo
Title:	Authorized Signatory

By:	/s/ Thelma Loshkajian
Name:	Thelma Loshkajian
Title:	Authorized signatory

UBS SECURITIES LLC

By:	/s/ Larry Cofsky
Name:	Larry Cofsky
Title:	Managing Director

By:	/s/ Dominic Haron
Name:	Dominic Haron
Title:	Director

EXHIBIT A

FORM OF SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of                     ,             , between [NAME OF NEW LIEN GRANTOR] (the “New Lien Grantor”) and Credit Suisse Securities (USA) LLC, as Collateral Agent.

WHEREAS, Thornburg Mortgage Inc., Thornburg Mortgage Hedging Strategies, Inc. and Thornburg Mortgage Home Loans, Inc., each entity designated on the signature pages to the Security Agreement as a “Counterparty”, and Credit Suisse Securities (USA) LLC, as collateral agent (in such capacity, the “Collateral Agent”), are parties to a Security Agreement dated as of April 1, 2008 (as heretofore amended and/or supplemented from time to time, the “Security Agreement”) under which the Companies grant the Collateral (as defined therein) to secure the Obligations (as defined therein);

WHEREAS, the New Lien Grantor desires to become a party to the Security Agreement as a “Company” thereunder; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2. Definitions and Interpretation. Terms defined in the Security Agreement (or whose definitions are incorporated by reference in Article 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for in the Security Agreement.

3. Grant of Security Interest. (a) The New Lien Grantor, in order to secure the Obligations, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the New Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

(i) the Collateral Accounts and all amounts and other assets, from time to time held therein or credited thereto;

(ii) all of the New Lien Grantor’s rights from time to time in, under and to the Mortgage Servicing Agreements, Sub-Servicing Agreements and all Servicing Records, solely as the owner of the mortgage servicing rights or rights to receive any payments related to such mortgage servicing rights under such Mortgage Servicing Agreements;

(iii) the Financing Agreement Collateral; and

(iv) all Proceeds of the New Collateral described in the foregoing clauses (i) through (iii).

(b) With respect to each right to payment or performance included in the New Collateral from time to time, the security interest granted herein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The security interests granted pursuant to this Agreement are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the New Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

4. Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Agent, the New Lien Grantor will become a party to the Security Agreement as a “Company” and will thereafter have all the rights and obligations of a Company thereunder and be bound by all the provisions thereof as fully as if the New Lien Grantor were one of the original parties thereto.

5. Representations and Warranties. (a) The New Lien Grantor is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(b) The execution and delivery of this Security Agreement Supplement by the New Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other actions, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Permitted Lien) on any of its assets.

(c) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the New Lien Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(d) Each of the representations and warranties set forth in Article 4 (except for Section 4(l)) of the Security Agreement is true as applied to the New Lien Grantor and the New Collateral. For purposes of the foregoing sentence, references in such Article to a “Company” shall be deemed to refer to the New Lien Grantor and references to “Collateral” shall be deemed to refer to the New Collateral.

(e) The Location of the New Lien Grantor is [            ]. The name of the New Lien Grantor is correctly stated in the preamble of this Security Agreement Supplement.

A-2

6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the internal laws of the State of New York without reference to principles of conflict of laws other than Section 5-1401 of the New York General Obligations Law.

7. Notices. (a) All notices and other communications provided for or permitted hereunder shall be in writing (including facsimile transmission and electronic mail transmission) and shall be sent:

(i) If to the New Lien Grantor, to: [150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501], fax: [insert fax number], email: [insert email address], or at such other address as shall be designated by the New Lien Grantor in a notice to the Collateral Agent.

(ii) If to the Collateral Agent, to it at such address as shall have been designated by it in a notice to the New Lien Grantor.

(b) All such other notices and communications shall be deemed received on the date of receipt if received prior to 5 p.m. (local time in the location of the addressee) on a business day. Otherwise, all such notices and other communications shall be deemed received on the next succeeding business day.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF NEW LIEN GRANTOR]

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC, as Collateral Agent

By:
Name:
Title:

A-3

EXHIBIT B

FORM OF SERVICING PORTFOLIO REPORT

The Servicing Portfolio Report will contain the following data (in “Standard and Poor’s” format) for all relevant mortgage loans being serviced by the Companies and the Sub-servicer as and to the extent such data is in the possession of the Companies and the Sub-servicer and is contained in the most current report given by the Companies and/or the Sub-servicer to the respective trustees or bond administrators for such mortgage loans (provided that not all fields of data may necessarily be contained in, or updated in, such most current report):

1.	Loan ID Number
2.	Occupancy Status
3.	Property Type
4.	Loan Purpose
5.	Documentation Type
6.	Product Description
7.	First Payment Date
8.	Original LTV Ratio
9.	Current Loan Balance
10.	Original Term
11.	Current Interest Rate
12.	Loan Type
13.	Original Loan Balance
14.	Negative Amortization
15.	Margin
16.	Frequency
17.	Original Interest Rate
18.	Annual Payment Cap
19.	Cap1
20.	Ceiling
21.	Negative Amortization Limit
22.	Cap Subsequent
23.	Mortgage Insurance Coverage
24.	Primary Mortgage Insurer
25.	Zip Code
26.	State Code
27.	Borrower Credit Quality
28.	Risk Grades
29.	Original FICO Score
30.	Second Lien
31.	Combined Original LTV Ratio
32.	Combined Current Loan Balance
33.	Simultaneous Second
34.	Current Delinquency Status
35.	Pay History
36.	Sales Price
37.	Appraised Value
38.	Appraisal Type
39.	Appraisal Date
40.	Cut Off Date
41.	Closing Date of Loan
42.	Cash Reserves at Closing
43.	Number Months Cash Reserves
44.	Borrower Income
45.	Co Borrower Income
46.	PITI Payment Amount
47.	Self Employed Borrower
48.	Total Other Debt
49.	Originator of Loan
50.	Primary Servicer of Loan
51.	Master Servicer of Loan
52.	Special Servicer of Loan
53.	Property Address
54.	City
55.	Loan Origination Source
56.	Total Debt to Income Ratio
57.	Next Payment Date
58.	Maturity Date